Exhibit 99.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

February 1, 2002

Dear Sir/Madam,

We have read paragraphs 1, 3, 4 and 5 of Item 4 included in the Form 8-K dated February 1, 2002 of Royal Precision, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein. With respect to the information included in paragraph 2, we have no direct knowledge of the Company's process to replace us with new independent public accountants and cannot comment on that information.

With kind regards,

/s/ Arthur Andersen LLP


Copy to: Mr. John C. Lauchnor, President, Royal Precision, Inc.